EXHIBIT 24.2

Hinds, Lind, Miller & Co.
A Professional Corporation

CERTIFIED PUBLIC ACCOUNTANTS

9401 McKnight Road                                          Phone (412) 364-6070
Pittsburgh, Pennsylvania  15237-6000                        Fax (412) 364-6176

--------------------------------------------------------------------------------

                         CONSENT OF INDEPENDENT AUDITORS


                            NORTHWOOD SERVICES, INC.



     We consent to the reference of our firm under the caption "Experts" and the use of our report dated May 22, 1997, except as to the last paragraph and Notes K, L, and Q which are as of October 23, 1997, with respect to the December 31, 1996 restated and December 31, 1995 consolidated financial statements of Northwood Services, Inc. included in the Registration Statement (Form S-1).






                                           /s/ Hinds, Lind, Miller & Co.
                                           -------------------------------------



Pittsburgh, Pennsylvania
November 26, 1997

                                       97